                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-2

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2006

                          SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        000-51492                     91-1951171
 (State or other jurisdiction            (Commission                   (IRS Employer
       of incorporation)                File Number)                Identification No.)

              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080

         ______________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Amendment No. 2 to Form 8-K ("Amendment No. 2") is being filed to amend the Current Report on Form 8-K/A-1 dated January 31, 2006, as filed by Synova Healthcare Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on April 18, 2006 (the "Original Form 8-K"). Amendment No. 2 is being filed solely to include the historical and pro forma financial statements required by Item 9.01(a)(1) and (b)(1) of Form 8-K.

ITEM 9.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

          (a)  Financial Statements of Businesses Acquired.

               Incorporated by reference herein to pages F-1 to F-13 of this Amendment No. 2.

          (b)  Pro Forma Financial Information.

               Incorporated by reference herein to pages F-14 to F-17 of this Amendment No. 2.

          (d)  Exhibits.

               Exhibit
               No.       Description of Exhibit
               -------   ----------------------

               2.1+ Share Purchase Agreement, dated September 23, 2005, by and between Synova Pre-Natal and BioPad (1)

               10.1 Distribution Agreement, dated September 6, 2005, by and between Synova Pre-Natal and BioPad (1)

               10.2 Shareholders Agreement, dated as of September 23, 2005, by and between Synova Pre-Natal and BioPad (1)

               10.3 Amendment to Share Purchase Agreement and Distribution
                    Agreement, dated November 13, 2005 (2)

               10.4 Amendment to Share Purchase Agreement and Distribution
                    Agreement, dated November 29, 2005 (3)

               23.1 Consent of Gai, Goffer, Yahav, Guilman, Udem & Co.

               -------------------
               + The schedules to this agreement have been omitted in accordance with the rules of the Securities and Exchange Commission (the "Commission"). A list of omitted schedules has been included in this exhibit and will be provided supplementally to the Commission upon request.

               (1) Previously filed as an exhibit to the Company's Amendment No. 1 to Quarterly Report on Form 10-QSB/A, for the quarter ended September 30, 2005, as filed with the Commission on April 6, 2006 (File No. 0-51492), and incorporated by reference herein.

               (2) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on April 17, 2006 (File No. 0-51492), and incorporated by reference herein.

               (3) Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 29, 2005, as filed with the Commission on December 5, 2005 (File No. 0-51492), and incorporated by reference herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SYNOVA HEALTHCARE GROUP, INC.


Date:  April 18, 2006                    By:   /s/  Robert L. Edwards
                                             -------------------------------
                                             Name:  Robert L. Edwards
                                             Title: Chief Financial Officer

                                  BIO PAD LTD.

                              FINANCIAL STATEMENTS

                             As at December 31, 2005

                                  BIO PAD LTD.
                              FINANCIAL STATEMENTS
                             AS AT DECEMBER 31, 2005

--------------------------------------------------------------------------------

AUDITORS' REPORT                                                         F-2

FINANCIAL STATEMENTS

Balance Sheet                                                            F-3
Statement of Profit and Loss                                             F-4
Statement of Changes in Shareholders' Equity                             F-4
Statement of Cash Flows                                                  F-5
Notes to the Financial Statements                                        F-6

HLB Gai, Goffer, Yahav, Guilman, Udem & Co.
Certified Public Accountants (Isr.)

AUDITORS' REPORT TO THE SHAREHOLDERS OF
BIO PAD LTD.

We have audited the accompanying balance sheet of Bio Pad Ltd. ("the Company") as of December 31, 2005, and the related statements of profit and loss, changes in shareholders' equity and cash flows for the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 , and the results of its operations, the changes in its shareholders' equity and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

Gai, Goffer, Yahav, Guilman, Udem & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel, April 03 2006.

A member of HLB International . www.hlbcpa.co.il .
74 Derech Begin Tel Aviv 67215 Israel .
Tel 972-3-5622282 . Fax 972-3-5622275 . office@gyugcpa.com


|                        |                        |                        |
| Nissim Gai, CPA (Isr.) | Dan Goffer, CPA (Isr.) | Zion Yahav, CPA (Isr.) |
| nisim@gyugcpa.com      | goffer@gyugcpa.com     | zion@gyugcpa.com       |
|                        |                        |                        |

|                           |                         |                              |
| Mario Guilman, CPA (Isr.) | Shlomo Udem, CPA (Isr.) | Ronen Sapoznilov, CPA (Isr.) |
| mario@gyugcpa.com         | shlomo@gyugcpa.com      | ronen@gyugcpa.com            |
|                           |                         |                              |

BIO PAD LTD.
BALANCE SHEET                                                                                        IN US DOLLARS
-------------------------------------------------------------- ---------------------------------- --------------------

                                                                                                      DECEMBER 31
                                                                                                  --------------------
                                                                             NOTE                        2005
                                                                             ----                 --------------------
CURRENT ASSETS

         Cash and cash equivalents                                             3                              526,936
         Other receivables and debit balances                                  4                               23,546
                                                                                                              550,482
                                                                                                              -------

FIXED ASSETS                                                                   5                               51,736
                                                                                                              -------

                                                                                                              602,218
                                                                                                              =======
CURRENT LIABILITIES
         Suppliers                                                                                             23,337
         Other Payables and Credit Balances                                    6                              162,944
                                                                                                              -------
                                                                                                              186,281

SHAREHOLDERS' EQUITY                                                          10                              415,937
                                                                                                              -------

                                                                                                              602,218
                                                                                                              =======

Date of approval of financial statements:                                April 3, 2006


                                     ------------------------     ---------------------------
                                             CHAIRMAN                  MANAGING DIRECTOR

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BIO PAD LTD.
STATEMENT OF PROFIT AND LOSS                                                                         IN US DOLLARS
-------------------------------------------------------------- ---------------------------------- --------------------

                                                                                                     PERIOD ENDED
                                                                                                  --------------------
                                                                                                      DECEMBER 31
                                                                                                  --------------------
                                                                             NOTE                        2005
                                                                             ----                 --------------------
R&D expenses                                                                  11                              221,091

General and Administrative expenses                                           12                              118,148
                                                                                                            ---------

OPERATING LOSS                                                                                               (339,239)

Financing income, net                                                         13                                  182
                                                                                                            ---------

NET LOSS                                                                                                     (339,057)
                                                                                                            =========


STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                                 SHARE CAPITAL         PREMIUM      EARNING (LOSSES)       TOTAL
                                               -----------------     -----------  --------------------  -----------
CHANGES DURING 2005

Issue of shares                                          250            754,744                -          754,994

Net loss for the period                                    -                  -         (339,057)        (339,057)
                                                         ---            -------         --------         --------

BALANCE AS AT DECEMBER 31, 2005                          250            754,744         (339,057)         415,937
                                                         ===            =======         ========         ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BIO PAD LTD.
STATEMENT OF CASH FLOWS                                                                           IN US DOLLARS
--------------------------------------------------------------------------------------------- ------------------------

                                                                                                    PERIOD ENDED
                                                                                              ------------------------
                                                                                                     DECEMBER 31
                                                                                              ------------------------
                                                                                                        2005
                                                                                              ------------------------

CASH FLOWS GENERATED BY OPERATING ACTIVITIES -
         Net loss                                                                                           (339,057)

         Adjustments required to reflect the cash flows from operating activities:
         Depreciation                                                                                          2,748
         (Increase) in receivables                                                                           (23,546)
         Increase in suppliers and other creditors                                                           186,281
                                                                                                            --------
                                                                                                             165,483
                                                                                                            --------

         Net cash outflow to operating activities                                                           (173,574)


CASH FLOWS FROM INVESTING ACTIVITIES -

         Purchase of fixed assets                                                                            (54,484)
                                                                                                            --------
         Net cash outflow from investing activities                                                          (54,484)
                                                                                                            --------
CASH FLOWS GENERATED BY FINANCING ACTIVITIES -

         Issue of shares                                                                                     754,994
                                                                                                            --------
         NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                                                      754,994
                                                                                                            --------

INCREASE IN CASH AND CASH EQUIVALENTS                                                                        526,936
                                                                                                            ========
CASH AND CASH EQUIVALENTS AT END OF THE YEAR                                                                 526,936
                                                                                                            ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005
---------------------------------------------------------
NOTE 1 - GENERAL

A.       GENERAL:
1) BIO PAD Ltd. (hereinafter - the "Company") was incorporated on March 3, 2005, and commenced operations on the incorporation date.
2) The Company developes a product in the field of medical devices, enabling an independent self monitoring of fetal activity, starting from the last trimester of gestation.
3) The Company is still in the development stage. In order to continue its R&D activities, the Company needs additional fund raising, otherwise there is substantial doubt about the Company's ability to continue as a "going concern".
         As of the date of approval of these Financial Statements, some of the Company's shareholders have signed additional share subscriptions - see
         Note 7.
4) The Company is registered in the Registrar of Companies under number 51-366209-8.

B.       DEFINITIONS:
         IASB- The Israel Accounting Standards Board
         NIS - New Israeli Shekel
         CPI - The consumer price index published by the Central Bureau of Statistics in Israel
         $ or "dollar" - U.S. Dollar

NOTE 2 - SIGNIFICANT REPORTING PRINCIPLES AND ACCOUNTING POLICIES:

A.       FINANCIAL STATEMENTS IN US DOLLARS
1) The Company's distribution contracts and their corresponding revenues are determined in dollars, in addition a substantial portion of the Company's costs is incurred in dollars. The Company's management believes that the dollar is the primary currency of the economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured using the foreign exchange rate at balance sheet date. Operational accounts and non-monetary balance sheet accounts are measured and recorded at the exchange rate in effect at the date of the transaction. The effects of foreign currency remeasurement are reported in current operations.

         Monetary accounts maintained in currencies other than the dollar are remeasured into dollar, in accordance with Accounting Standard no. 13 of the IASB. All transaction gains and losses of the mentioned remeasurement are reflected as financial income or expenses, as appropriate.

2) Following are details of the representative rates of exchange in the reported period:

                                                                 Exchange rate
                                                                of 1 U.S. dollar
                                                                ----------------
         December 31, 2005                                           4.603

         December 31, 2004                                           4.308

         Changes during the year ended December 31, 2005             6.85%

B.       ACCOUNTING PRINCIPLES
         The financial statements are prepared in accordance with accounting principles generally accepted in Israel.

C.       CASH AND CASH EQUIVALENTS
         This includes highly liquid investments with original maturities not exceeding three months.

D.       FIXED ASSETS
         These assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method, over its estimated useful life.

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------

NOTE 2 - SIGNIFICANT REPORTING PRINCIPLES AND ACCOUNTING POLICIES:      (CONT'D)

E.       FINANCIAL INSTRUMENTS
         A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that imposes on one entity a contractual obligation either to deliver or receive cash or another financial instrument to or from a second entity. Examples of financial instruments include cash and cash equivalents, trade accounts receivable, loans, investments, trade accounts payable, accrued expenses, options and forward contract.

         1. Hedging Activities:
            The Company does not hold or issue derivative financial instruments.

         2. Credit Risk of Financial Instruments, including derivatives:
            Financial instruments which potentially expose the Company to concentration of credit risk, consist primarily of cash instruments and debit balances. The Company places its cash investments with high credit quality financial institutions and currently invests primarily in bank time deposits. The Company believes no significant concentration of credit risk exists with respect to those cash investments and accounts receivable.

         3. Fair Value of financial instruments: The estimated fair value of the Company's financial instruments, did not materially differ from their respective carrying amounts as of December 31, 2005.

F.       ESTIMATES AND ASSUMPTIONS
         The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

G.       INCOME TAXES
         The Company records deferred income taxes in accordance with Standard no. 19 "Income Taxes" of the IASB, to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for tax purposes. Deferred taxes are computed based on the tax rates anticipated (under applicable law as of the balance sheet date) to be in effect when the deferred taxes are expected to be paid or realized.
         Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting. Deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets are recognized for temporary differences, which will result in deductible amounts in future years and for carryforwards. An allowance against such deferred tax asset is recognized if it is probable that some portion or all of the deferred tax assets will not be realized.

H.       SEGMENT REPORTING
         The Company's business comprise one reportable segment (see note 1). Therefore a separate note on segment reporting according to Accounting Standard No. 11 of the Israel Accounting Standards Board "Segment reporting" is not required.

I.       IMPAIRMENT OF ASSETS
         The Company's assets are reviewed for impairment in accordance with Accounting Standard Nr. 15 "Accounting for impairment of Assets", which was issued in February 2003 by the IASB, based on IAS 36. Standard Nr. 15 requires an impairment loss to be recognized whenever the carrying amount of an asset exceeds its recoverable amount, measured as the higher of net selling price and value in use.

         As of December 31, 2005, no impairment losses have been identified.

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------

NOTE 2 - SIGNIFICANT REPORTING PRINCIPLES AND ACCOUNTING POLICIES:      (CONT'D)

J.       RESEARCH AND DEVELOPMENT COSTS
         Research and development costs, are carried to the statement of operations as incurred.

K. INFLUENCE OF NEW ACCOUNTING STANDARDS PRIOR TO THEIR APPLICATION During 2005 and after that year's end, the IASB published new accounting standards, which are to be applied on financial statements commencing January 1, 2006. Hereafter summarized details regarding these standards and their influence on the Company's financial statements.

         1. Goodwill and intangible assets acquired in business combinations:

            The Standard prescribes criteria for recognition of intangible assets acquired in business combinations, and assessment whether their useful life is finite or infinite. The Standard prescribes that intangible assets with an indefinite useful life, including goodwill, are not amortized, but are subject to impairment review in accordance with standard No. 15. The standard is applied prospectively.
            The application of this standard has no significant influence on the financial statements.

2. Accounting Standard No. 22 "financial instruments - disclosure and presentation":
         The standard prescribes the accounting treatment, presentation, disclosure, measurement and recognition regarding financial instruments on issue date. Accounting Standard No. 22 determines, inter-alias, regulations to distinguish between equity and liabilities, regulation in order to offset financial assets and financial liabilities, and regulations regarding measurement and recognition of issued several financial instrument package on issue date and issued assembled financial instrument. The application of the standard, has no significant influence on the financial statements.

3.       Accounting Standard No. 24 "Share-Based Payments":
         The Standard calls for the recognition in the financial statements of share-based payments, including transactions with employees, which are to be settled by the payment of cash, by other assets, or by equity instrument. Under Standard No. 24, amongst other matters, costs associated with grants of shares and option to employees will be expensed over the vesting period of each grant. Said costs will be determined based on the fair value of the grants at each grant date. The Standard establishes guidelines for measuring the fair value of each grant based on the settlement terms (either by cash or equity instrument), and disclosure provisions.

         The Standard provides that with respect to Share-based payments to be settled by equity instruments, its provision should be applied to all grants made after March 15, 2005, ("the effective date") that are unvested as of December 31, 2005. The application of the Standard has no significant influence on the financial statements, since no grants were made until balance sheet date.

4.       Accounting Standard No. 25 "Revenue":
         The Accounting Standard prescribes the accounting treatment for revenues arising from sales of goods, rendering of services and the use by others of entity assets yielding interest, royalties and dividends. The Standard determines when to recognize revenue, and prescribes that revenue shall be measured at the fair value of the consideration received or receivable. The application of the standard, has no significant influence on the financial statements.

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------
                                                                    DECEMBER 31
                                                                        2005
                                                                   -------------
NOTE 3 - CASH AND CASH EQUIVALENTS

     Local currency                                                    29,060
     Foreign currency                                                 497,876
                                                                      -------
                                                                      526,936
                                                                      =======

NOTE 4 - OTHER RECEIVABLES AND DEBIT BALANCES

     Government institutions                                           19,085
     Prepaid expenses                                                   4,310
     Other                                                                151
                                                                      -------
                                                                       23,546
                                                                      =======

NOTE 5 - FIXED ASSETS

                                                     COMPUTERS,         OFFICE
                                                    SOFTWARE AND     FURNITURE AND      LEASEHOLD
                                                      HARDWARE         EQUIPMENT      IMPROVEMENTS         TOTAL
                                                    ------------     -------------    ------------       ----------
COST

     Additions during the year                          48,703            3,773            1,139           53,615
                                                        ------            -----            -----           ------
     Balance as at December 31, 2005                    48,703            3,773            1,139           53,615
                                                        ------            -----            -----           ------
DEPRECIATION

     Depreciation for the year                           2,716               20               12            2,748
                                                        ------            -----            -----           ------
     Balance as at December 31, 2005                     2,716               20               12            2,748
                                                        ------            -----            -----           ------

NET BOOK VALUE AS AT DECEMBER 2005                      45,987            3,753            1,127           50,867
                                                        ------            -----            -----           ------
     Payments in advance                                     -              869                -              869
                                                        ------            -----            -----           ------

TOTAL                                                   45,987            4,622            1,127           51,136
                                                        ======            =====            =====           ======
DEPRECIATION RATES                                         33%              15%              10%
                                                        ======            =====            =====

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------

                                                                    DECEMBER 31
                                                                   -------------
                                                                        2005
                                                                   -------------
NOTE 6 - OTHER PAYABLES AND CREDIT BALANCES

     Employees and payroll accounts                                      43,758
     Accrued expenses                                                   108,488
     Other                                                               10,698
                                                                        -------
                                                                        162,944
                                                                        =======

NOTE 7 - CONTINGENT LIABILITIES AND COMMITMENTS

A.       Distribution contract:
         On September 2005, the Company executed a distribution agreement with Synova ("the agreement"). Under the agreement, Synova will become the exclusive distributor of the Company's product in the territories of the United States, Canada and Mexico, subject to fulfillment of minimum orders, as stipulated in the agreement (including, inter-alia, a minimum number of units for distribution in the USA of 40,000 in the first distribution year, 120,000 in the second distribution year and 200,000 in the third and future years).

         According to the Agreement, Synova committed itself to place, at least 90 days before each Distribution year, an order for the products for that year, accompanied - for the first two distribution years - , by an irrevocable letter of credit in the amount of the whole order.

         While the Company is responsible for bearing the costs of the minimum number of clinical trials of the products as required by the FDA, Synova will be responsible for and bear the costs of any additional clinical trials as determined by Synova and the FDA and/or US Centers for Disease Control, required to market the products in the US.

B.       Share purchase agreement:
         On September 23, 2005, the Company entered into a share purchase agreement with Synova Pre-Natal Healthcare Inc. (hereafter: "Synova"), and a shareholders' agreement with Synova and the holders of ordinary shares of BioPad.
         Pursuant to the terms and conditions of the share purchase agreement, Synova agreed to purchase ordinary shares constituting twenty-five percent (25%) of the issued and outstanding ordinary shares of BioPad on a fully diluted basis (excluding options that may be granted to employees of BioPad in an amount equal to up to ten percent (10%) of the issued and outstanding ordinary shares of BioPad) for an aggregate purchase price of $2,630,000 in several closings commencing on November 15, 2005 and conditioned upon BioPad's satisfaction of certain operational milestones.
         Pursuant to the terms of the shareholders' agreement, Synova will be granted certain rights with respect to the ordinary shares, including pre-emptive rights on future issuances of equity securities, and right of first refusal on transfers of ordinary shares.
         As of the date of approval of these Financial Statements, Synova has paid $ 1,250,000 to BioPad against the purchase mentioned above.
         The remainder of $ 1,380,000 was deposited with an Escrow Agent, to be transferred to the Company when it will reach the specified Milestones.
C. The Company signed an agreement with a Company owned by a related party, according to which the related party will render to the company management services over a period of three years commencing September 2005, in respect of $ 11,893 monthly and coverage of expenses. The contract will be renewed unless one of the parties decides not to continue the relationship. The Company has the right to cancel the contract at any time, subject to notice of six months in advance.

D. The Company leases its facilities, under operating lease agreement according to which the Company will pay monthly rent in the amount of 2 thousands US Dollars. The contract expires in November 2006, with option to additional 12 months.

         A bank guarantee was issued in respect of the lease agreement amounting $ 7 thousands.

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------

NOTE 8 - EMPLOYEE TERMINATION BENEFITS

Israeli Law determine the obligation of the Company to make severance payments to dismissed employees leaving employment under certain circumstances. The liability for severance pay benefits, is generally based upon length of service and the employee's monthly salary. This liability is primarily covered by regular deposits made each month by the Company into recognized insurance policies purchased by the Company, based on the employee's salary for the relevant month. The amounts so funded are not reflected separately on the balance sheets, since they are controlled by the insurance companies and are not under the control and management of the Company. For presentation of employee termination benefits in accordance with US GAAP, see - note 16.

Costs related to employee benefits were approximately $ 6 thousands.

NOTE 9 - SHARE OPTION PLAN

After Balance Sheet date the Company's Board of Directors, approved and adopted the 2006 Share Option Plan (the "Plan"). The plan provides for the granting to employees of the Company of options to acquire shares in the Company, through a trustee, in accordance with section 102 of the Israeli Income Tax Law, and for the granting of options directly to other providers of services, in accordance with section 3(i) of the Israeli Income Tax Law.


NOTE 10 - SHARE CAPITAL

                                                                                           December 31, 2005
                                                                                   ----------------------------------
                                                                                                    Issued and fully
                                                                                      Authorized          paid
                                                                                   ---------------- -----------------
                                                                                             Number of shares
                                                                                   ----------------------------------
Composition:
     Ordinary shares par value of NIS 1                                                   100,000               1,148
                                                                                   ---------------- -----------------

                                                                                                       PERIOD ENDED
                                                                                                    -----------------
                                                                                                     DECEMBER 31 2005
                                                                                                    -----------------
NOTE 11 - R & D EXPENSES

     Salaries and related expenses                                                                             72,073
     R&D Subcontractors                                                                                       120,819
     R&D Materials                                                                                              9,191
     Rent & Maintenance                                                                                         8,083
     Patent application and maintenance fees                                                                   10,925
                                                                                                    -----------------
                                                                                                              221,091
                                                                                                    =================

NOTE 12 - GENERAL AND ADMINISTRATIVE EXPENSES

     Salaries and related expenses                                                                             39,847
     Management fee                                                                                            28,807
     Rent & Maintenance                                                                                         2,695
     Phone and office supplies                                                                                  3,559
     Overseas travel                                                                                           13,660
     Car maintenance                                                                                            3,716
     Professional fees                                                                                         21,429
     Other expenses                                                                                             1,687
     Depreciation                                                                                               2,748
                                                                                                    -----------------
                                                                                                              118,148
                                                                                                    =================

BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005            IN US DOLLARS
---------------------------------------------------------          -----------------

                                                                      PERIOD ENDED
                                                                   -----------------
                                                                    DECEMBER 31 2005
                                                                   -----------------
NOTE 13 - FINANCING INCOME, NET

     Interest and bank commissions                                             2,054
     Translation differences                                                     204
                                                                   -----------------
                                                                               2,258
                                                                   -----------------

     Interest income                                                           2,440
                                                                   -----------------
     Financing income, net                                                       182
                                                                   =================


NOTE 14 - TAXES ON INCOME

A.       The Company has no income tax assessments since incorporation.

B.       Amendment to the Income Tax Ordinance -

         On July 25, 2005 the Israeli Parliament passed the " Law for the Amendment of the Income Tax Ordinance (Amendment Nr. 140 and Temporary Order) - 2005" (hereinafter - the Amendment). The Amendment provides for a gradual reduction in the company tax rate in the following manner: in 2006 the tax rate is 31%, in 2007: 29%, in 2008: 27%, in
         2009: 26% and from 2010 onwards the tax rate will be 25%.

C. Results for tax purposes are measured in terms of earning in NIS after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in note 2, the financial statements are measured in U.S. dollars. The difference between the annual change in the israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements.

D. The Company has accumulated tax losses amounting $ 360 thousands. Deferred taxes in respect of these losses, have not been included in the accompanying Company's balance sheet due to the uncertainty in their realization.

NOTE 15 - TRANSACTIONS AND BALANCES WITH RELATED PARTIES

                                                                                                     DECEMBER 31 2005
                                                                                                    -----------------
A.       BALANCES WITH RELATED PARTIES


         Current Liabilities                                                                                    6,502
                                                                                                    =================

B.       EXPENSES TO RELATED PARTIES

         In R & D expenses                                                                                     52,900
                                                                                                    =================
         In General and Administrative Expenses                                                                28,807
                                                                                                    =================


BIO PAD LTD.
NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2005          IN US DOLLARS
---------------------------------------------------------          -------------

NOTE 16 - MATERIAL DIFFERENCES BETWEEN ISRAEL AND US GAAP

With regards to the Company's financial statements, no material differences exist between GAAP in Israel and in the US. Therefore, Company's Balance sheets as of December 31, 2005 in accordance with US GAAP are not presented herewith.

Hereafter details regarding differences between presentation of financial statements according to GAAP in Israel and in the US.

Comprehensive Income (loss) in accordance with US GAAP (SFAS No 130):
Comprehensive income (loss) represents the change in shareholders' equity during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a reporting period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) represents gains and losses that under US GAAP are included in comprehensive income but excluded from net income.

Complying with SFAS No 130 would not have materially affected the Company's financial statements.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The Company's unaudited pro forma consolidated financial statements as of December 31, 2005 and for the year then ended give effect to the following as if each of them occurred as of January 1, 2005:

         o as described below, the completion of the Company's acquisition on January 31, 2006 of 25% of the issued and outstanding ordinary shares of BioPad Ltd. ("BioPad") on a fully-diluted basis; and

         o the sale by the Company of 41 units, with each unit consisting of 25,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a warrant to purchase 12,500 shares of Common Stock, at a price of $50,000 per unit, for total proceeds of $1,906,500 net of cash offering expenses of $143,500.

         The Company based its unaudited pro forma consolidated financial statements for the year ended December 31, 2005 in part on its audited consolidated financial statements and the audited financial statements of BioPad, each as of and for the year ended December 31, 2005.

         In September 2005, the Company's wholly owned subsidiary, Synova Pre-Natal Healthcare, Inc., a Delaware corporation ("Synova Pre-Natal"), entered into a Share Purchase Agreement, as amended, with BioPad to acquire 25% of the issued and outstanding ordinary shares of BioPad on a fully-diluted basis (excluding options to purchase up to 10% of BioPad's ordinary shares that may be granted to employees of BioPad) for $2,630,000 in cash. This share purchase was effected in connection with the Company's September 2005 distribution agreement with BioPad pursuant to which the Company and BioPad agreed to jointly develop certain fetal monitoring products. As of December 31, 2005, the Company had paid $750,000 cash into escrow against an aggregate purchase price of $2,630,000 pursuant to the terms of the Share Purchase Agreement, and had also incurred additional legal and related closing costs of $57,944. As of December 31, 2005, the acquisition of BioPad ordinary shares had not been consummated and thus this investment had been recorded on the cost basis of accounting.

         On January 31, 2006, through Synova Pre-Natal, the Company completed the acquisition of this 25% interest in BioPad. The Company paid the final installment of $1,880,000 into escrow in connection with the closing of the share purchase. Amounts may be released from escrow to BioPad upon the completion of specific milestones and otherwise as set forth in the terms of the share purchase agreement.

         These unaudited pro forma financial statements do not project what our results of operations or financial position will be as of any future date or for any future period. This financial information should be read in conjunction with the audited financial statements of the Company and the accompanying notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on April 17, 2006, and the audited financial statements of BioPad and accompanying notes thereto included in this Amendment No. 2.

                 SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005

                                                                                  PRO FORMA
                                                                  HISTORICAL     ADJUSTMENTS                PRO FORMA
                                                           -----------------------------------------------------------------
ASSETS
Cash                                                              $    20,491   $  1,906,500    (a)       $     46,991
                                                                                  (1,880,000)   (b)
Restricted cash                                                       184,085              -                   184,085
Accounts receivable, net                                               52,185              -                    52,185
Private placement subscription receivable                             450,000              -                   450,000
Inventory                                                              73,178              -                    73,178
Prepaid expenses                                                      122,770              -                   122,770
Deferred loan costs                                                    69,342              -                    69,342
Deposits                                                              125,000              -                   125,000
----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                              $ 1,097,051   $     26,500              $  1,123,551

Property and equipment, net                                       $    35,231   $          -              $     35,231

Investment                                                            807,944      1,880,000   (b)           2,424,805
                                                                                    (263,139)  (c)
----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                      $ 1,940,226   $  1,643,361              $  3,583,587
============================================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Line of credit                                                    $   200,000   $          -              $    200,000
Loans payable                                                         711,085              -                   711,085
Due to stockholder                                                          -              -                         -
Accounts payable                                                      922,742              -                   922,742
Accrued expenses                                                      405,518              -                   405,518
----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                         $ 2,239,345              -              $  2,239,345

STOCKHOLDERS' DEFICIT
Preferred stock                                                   $         -   $          -                         -
Common stock                                                           13,739          1,025   (a)              14,764
Common stock subscribed, net of offering costs                        387,000      1,905,475   (a)           2,292,475
Additional paid in capital                                          6,314,898              -                 6,314,898
Accumulated deficit                                                (7,014,756)      (263,139)  (c)          (7,277,895)
----------------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS'  DEFICIT                                      $  (299,119)  $  1,643,361              $  1,344,242
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $ 1,940,226   $  1,643,361              $  3,583,587
============================================================================================================================

============================================================================================================================

                 SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                            FOR THE
                                                           YEAR ENDED           PRO FORMA
                                                        DECEMBER 31, 2005       ADJUSTMENTS            PRO FORMA
                                                        -----------------       -----------            ---------
Net sales                                                $        202,329       $        -           $     202,329

OPERATING EXPENSES:
Cost of net sales                                                 219,180                -                 219,180
Selling and marketing                                           2,788,250                -               2,788,250
Personnel expenses                                                671,670                -                 671,670
General and administrative                                      1,173,139                -               1,173,139
                                                   ----------------------------------------------------------------------

                         Total Operating Expenses               4,852,239                -               4,852,239
                                                   ----------------------------------------------------------------------

                                   OPERATING LOSS              (4,649,910)               -              (4,649,910)
                                                   ----------------------------------------------------------------------

OTHER INCOME (EXPENSES):
Interest income                                                    14,802                -                  14,802
Interest expense                                                 (181,805)               -                (181,805)
Equity in losses of unconsolidated affiliate                            -         (263,139) (c)           (263,139)
                                                   ----------------------------------------------------------------------
                             Total Other Expenses                (167,003)        (263,139)               (430,142)
                                                   ----------------------------------------------------------------------
                                         NET LOSS        $     (4,816,913)      $ (263,139)          $  (5,080,052)
                                                   ======================================================================
Basic and diluted net loss per share,
before issuance of additional shares                     $          (0.38)      $    (0.02)          $       (0.40)

Issuance of additional shares                                           -             0.03  (a)               0.03
                                                   ----------------------------------------------------------------------

Basic and diluted net loss per share,
as adjusted                                              $          (0.38)      $     0.01           $       (0.37)
                                                   ======================================================================

Basic and diluted weighted average number of shares            12,645,239        1,025,000              13,670,239

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited pro forma consolidated balance sheet as of December 31, 2005 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 include the following adjustments as if the investment in BioPad had occurred as of January 1, 2005:

         (a) The sale by the Company of 41 units, with each unit consisting of 25,000 shares of Common Stock, and a warrant to purchase 12,500 shares of Common Stock, at a price of $50,000 per unit, for total proceeds of $1,906,500 net of cash offering expenses of $143,500.

         (b) The payment of the remaining $1,880,000 purchase price under the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Company acquired 25% of the issued and outstanding ordinary shares of BioPad on a fully-diluted basis (excluding options to purchase up to 10% of BioPad's ordinary shares that may be granted to employees of BioPad) for $2,630,000 in cash. The total investment includes $57,944 of closing costs incurred during 2005. This share purchase was effected in connection with the Company's September 2005 distribution agreement with BioPad pursuant to which the Company and BioPad agreed to jointly develop certain fetal monitoring products.

         (c) The Company accounts for its interest in BioPad under the equity method of accounting, as the Company is deemed to have significant influence over the operations of BioPad. The $1,783,751 difference between the purchase price of $2,630,000 and the Company's share of the net tangible assets after investment of $846,249 was attributable to patents held by BioPad.

             As of December 31, 2005, the Company's pro rata equity portion of losses of BioPad amounted to $263,139, representing 25% of BioPad's reported net loss of $339,057 plus $178,375 of amortization of patent costs, which are estimated to have an economic life of 10 years. As of December 31, 2005, the equity-basis investment of $2,424,805 in BioPad includes unamortized patent costs of $1,605,376 as well as legal and closing costs associated with the acquisition of $57,944.

             BioPad was formed in March 2005. Summarized audited financial information for BioPad as of and for the year ended December 31, 2005 was as follows:

                                                                                     FOR THE YEAR ENDED
                                                                                     DECEMBER 31, 2005
                                                                                     ------------------
                      INCOME STATEMENT INFORMATION:
                               Revenues...................................              $            -
                               Operating loss.............................              $     (339,239)
                               Net loss...................................              $     (339,057)

                                                                                     DECEMBER 31, 2005
                                                                                     -----------------
                      FINANCIAL POSITION INFORMATION:
                               Current assets..............................             $      550,482
                               Fixed assets................................             $       51,736
                               Current liabilities.........................             $      186,281
                               Shareholders' equity........................             $      415,937


         The foregoing financial information does not reflect the Company's completion of the share purchase or any valuation of patents or intangibles. As described in Note (b) above, BioPad may issue to certain of its employees options to purchase up to 10% of the ordinary shares of BioPad. The issuance of such options would potentially dilute the Company's 25% interest in BioPad to approximately 22.7%. If this dilution had occurred in 2005, the effect would have been to reduce the Company's equity share of BioPad's net loss from $84,764 to $76,966.

                                  EXHIBIT INDEX

Exhibit
No.      Description of Exhibit
-------  ----------------------

2.1+ Share Purchase Agreement, dated September 23, 2005, by and between Synova Pre-Natal and BioPad (1)

2.2 Distribution Agreement, dated September 6, 2005, by and between Synova Pre-Natal and BioPad (1)

2.3 Shareholders Agreement, dated as of September 23, 2005, by and between Synova Pre-Natal and BioPad (1)

2.4 Amendment to Share Purchase Agreement and Distribution Agreement, dated November 13, 2005 (2)

2.5 Amendment to Share Purchase Agreement and Distribution Agreement, dated November 29, 2005 (3)

23.1     Consent of Gai, Goffer, Yahav, Guilman, Udem & Co.

-------------------

         + The schedules to this agreement have been omitted in accordance with the rules of the Securities and Exchange Commission (the "Commission"). A list of omitted schedules has been included in this exhibit and will be provided supplementally to the Commission upon request.

         (1) Previously filed as an exhibit to the Company's Amendment No. 1 to Quarterly Report on Form 10-QSB/A, for the quarter ended September 30, 2005, as filed with the Commission on April 6, 2006 (File No. 0-51492), and incorporated by reference herein.

         (2) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on April 17, 2006 and incorporated by reference herein.

         (3) Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 29, 2005, as filed with the Commission on December 5, 2005 (File No. 0-51492), and incorporated by reference herein.